Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of February 12th, 2015, is entered into by and among AlvaEDU, Inc., a Delaware corporation with principal executive offices located at 327 Plaza Real, Suite 235, Boca Raton, FL 33432, (the “Company” and/or the “Seller”), and Oxford City Football Club, Inc., a Florida corporation, with principal executive offices located at 10 Fairway Drive, Suite 302, Deerfield Beach, FL 33441 (the “Purchaser” and/or the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and/or Section 4(2) of the 1933 Act; and,

WHEREAS, the Purchaser wishes to purchase all of the Purchased Assets of the Company, as defined below, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, on the terms and conditions referred to herein; and,

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

a. Purchase.

(i) Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase all of the Purchased Assets of the Company, in return for 28,000,000 unregistered voting common shares of the Purchaser (the “Purchase Amount”), with a current market value of $7.0 million based on the close price of the common shares of the Purchaser on February 9, 2015.

(ii) In consideration for the Company agreeing to the Purchase Amount, the Purchaser agrees to issue the 28,000,000 unregistered voting common shares of the Purchaser, all subject to the additional provisions as provided below.

b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

“Affiliate” means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

1

“Agreement” shall mean this Agreement and all Exhibits and Schedules hereto.

“Assumed Obligations” shall have the meaning set forth in Section 2.1.3.

“Business Brokerage Fee” means the fees payable to the transaction broker.

“Closing Date” means the date of the closing of the Transaction, as provided herein.

“Closing Discharge Obligations” shall have the meaning set forth in Section 2.1.4.

“Common Stock” shall mean the authorized class of restricted common stock, $0.001 par value per share of the Purchaser.

“Company Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

“Contract” shall mean any agreement, commitment, lease, contract, note, mortgage, indenture or other obligation.

“Encumbrance” shall mean any lien, pledge, security interest, claim or other encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean those assets of the Sellers not included among the Purchased Assets, as more fully defined in Section 2.1.2.

“GAAP” shall mean United States generally accepted accounting principles consistently applied.

“Governmental Entity” shall mean the United States of America, or any governmental or regulatory authority, agency, commission, body or other governmental entity of the United States of America or the State of Florida or any State, or any political subdivision thereof.

“Holder” means the Person holding the relevant ASSET at the relevant time.

“Indebtedness” shall mean, when used with reference to any Person, without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture, or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person’s account and “swaps” of interest and currency exchange rate (and other interest and currency exchange rate hedging agreements) to which such Person is a party; (D) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal and interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; (iv) any amendment, renewal, extension, revision or refunding or any such liability or obligation; and (v) any trade payables incurred in the normal course of business.

2

“Knowledge” shall mean, with respect to any Person, the actual knowledge of such Person, provided that if such Person is a business entity, the actual knowledge of such Person’s executive officers and senior management, after reasonable inquiry.

“Last Financial Report Date” means December 31, 2014.

“Law” shall mean any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Entity of the United States, or any State or political subdivision thereof.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means an event or combination of events, which individually or in the aggregate, would reasonably be expected to (w) adversely affect the legality, validity or enforceability of the Securities, (x) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (y) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of this Agreement or the transactions contemplated thereby, or (z) materially and adversely affect the value of the rights granted to the Purchaser in this Agreement.

“Ordinary Course” shall mean, when used with reference to the Sellers, the ordinary course of the Seller’s Business, consistent with past practices and normal day to day operations.

“Permitted Encumbrances” shall mean (a) liens or encumbrances for ad valorem real or personal property taxes or assessments not at the time due and (b) liens or encumbrances in respect of pledges or deposits under worker’s compensation laws or similar legislation, carriers’, warehousemen’s, mechanic’s, laborers’ and materialmen’s and similar liens, if the obligations secured by such liens or encumbrances are not then delinquent and (c) the lien on the Company’s Courseflo software code base and all associated intellectual property held by the holders of the Notes Payable listed on Schedule 2.1.3.

“Person” means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

“Purchaser Control Person” means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Purchaser pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

3

“Purchased Assets” shall mean the properties, assets, rights and interests as more fully defined and described in Section 2.1.1, and including, without limitation, Tangible Assets, Assumed Contracts, Licenses and Permits, Intangible Property Rights, patents, copyrights, trade names, trademarks and other intellectual properties and rights, customer lists and marketing data, computer software and systems, Accounts Receivable and books and records, and all goodwill and general intangibles associated with the Business and other Purchased Assets, except for properties, rights, and interests encompassed within the Excluded Assets.

“SEC” the United States Securities and Exchange Commission.

“Tax Returns” shall mean all federal, state, local or foreign tax returns, tax reports, and declarations of estimated tax required to be filed with any Governmental Entity.

“Tax” or “Taxes” shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

“Transaction Fees” means the legal fees incurred by the Purchaser in connection with the Transaction, and the Business Brokerage Fees.

Other Defined Terms. In addition to the terms defined in the introductory paragraph or recitals to this Agreement, and in Section 1 above, other capitalized terms used in this Agreement shall have the meanings given to them as provided elsewhere in the text of this Agreement, and, unless otherwise indicated, all such defined terms shall have their respective meaning throughout this Agreement.

c. Form of Payment; Transaction Fees; Delivery of Certificates.

(i) The Purchaser shall pay the Purchase Amount by delivering immediately to the Company on the Closing Date 28,000,000 restricted common shares of the Purchaser (the “Securities”).

(ii) On the Closing Date, the Company shall deliver to the Purchaser or its designee all of the Purchased Assets of the Company, as set out Schedules attached to this Agreement.

(iii) By signing this Agreement, each of the Purchaser and the Company agrees to all of the terms and conditions of this Agreement, all of the provisions of which are incorporated herein by this reference as if set forth in full.

4

2. PURCHASE AND SALE OF ASSETS

2.1 Assets Being Purchased and Liabilities Being Assumed.

2.1.1 Purchased Assets. The Buyer (or its nominees) agrees to purchase from the Seller, and the Seller agrees to sell, transfer and assign to the Buyer (or its nominees), free and clear of any and all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, restrictions, conditions, conditional sale contracts, and any other adverse interests of any kind whatsoever (other than those securing any Assumed Obligations described in Section 2.1.3 hereof and other than Permitted Encumbrances), all of the operating assets, the Businesses, licenses and permits, contracts, trade names and intellectual property, and goodwill/going concern value of each Seller (excluding the Excluded Assets), wherever located, which are owned or used by the Seller in connection with the Businesses (collectively, the “Purchased Assets”). The Seller acknowledges and agrees that the Buyer may form separate subsidiaries to acquire the assets and operations of the Company. The Purchased Assets shall include, but shall not be limited to, and the Seller represents and warrants with respect thereto, the following:

(a)   Tangible Assets. All the tangible personal property, including but not limited to, cash in all accounts (excluding negative account balances), security deposits, machinery, equipment, computers, phones, tools, vehicles, containers, parts, books and records, materials and supplies, customer and supplier records, files and documents of whatever kind and nature, furniture and fixtures wherever located (collectively, the “Tangible Assets”), the material items of which are identified in Schedule 2.1.1(a) attached hereto;

(b)    Assumed Contracts. All of the rights, tangible and intangible, and leasehold interests in real and personal property of the Seller that relate to and are necessary to the operation of the Business existing under any customer, material contracts, agreements, leases, licenses, instruments or commitments, all of which (other than customer purchase orders) are listed on Schedule 2.1.1(b), and its sub-schedules, attached hereto (collectively, the “Assumed Contracts”) and will be updated as of the Closing Date. Unless set forth on Schedule 2.1.1(b) or any of the sub-schedules thereto, such agreement or commitment is not an Assumed Contract by the Buyer. The Assumed Contracts in Schedule 2.1,1(b) shall include at a minimum the following:

(i) Schedule 2.1.1(b)(i) contains a true and complete list and description of the outstanding sales order and sales contract backlog of the Seller having an indicated gross value in excess of Five Thousand Dollars ($5,000.00) or having a term of duration in excess of six months. All outstanding sales orders and sales contracts of the Seller have been entered into in the ordinary course and in compliance with all applicable laws and regulations. Except as described in Schedule 2.1.1(b)(i), the Seller has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and the Seller has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Seller for the services or products covered by such sales order or sales contract.

(ii) Schedule 2.1.1(b)(ii) contains a true and complete list and description of all outstanding customer contracts. All outstanding customer contract or commitments of the Seller have been incurred in the ordinary course, and no customer contract or commitment is in excess of the normal, ordinary and usual requirements of the business of the Seller or at a price below fair market value.

5

(iii)      Schedule 2.1.1(b)(iii) contains a true and complete list of all sales agency, sales representative, and similar contracts or agreements of the Seller, and true and complete copies of the same have been delivered to Buyer heretofore. Except as described in Schedule 2.1.1(b)(iii), all of such contracts and agreements are terminable at any time by the applicable Seller without liability or penalty (including, without limitation, any obligation to repurchase inventories on hand) upon not more than thirty (30) days’ notice.

(iv)      Schedule 2.1.1(b)(iv) contains a true and complete list and description of all noncompetition agreements and covenants in favor of the Seller, and true and complete copies of the same have been delivered to Buyer heretofore.

(v)       Schedule 2.1.1(b)(v) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Seller with any officer, director, consultant, employee or Affiliate of the Seller or with any associate, Affiliate or employee of any Affiliate of the Seller, other than those disclosed in Schedule 2.1.1(b)(v) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Buyer heretofore.

(vi)         Schedule 2.1.1(b)(vi) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Seller by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedule hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agreements, understandings, arrangements and commitments have been delivered to Buyer heretofore. For the purposes of this subsection (f), “material” means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety (90) days from the date hereof, (ii) involves payments or receipts by the Seller in excess of Five Thousand Dollars ($5,000.00), (iii) involves capital expenditures in excess of Five Thousand Dollars ($5,000.00) or (iv) otherwise materially affects the Seller.

(c)     Licenses and Permits. All rights in and to any governmental and private permits, licenses, franchises and authorizations, to the extent assignable, used in connection with the Business (collectively, the “Licenses and Permits”) as set forth on Schedule 2.1.1(c);

(d)    Intangible Property Rights. All rights in and to any requirements, processes, formulations, methods, technology, know-how, formulae, trade secrets, trade dress, designs, inventions, mask work rights, covenants by others not to compete and other proprietary rights and all documentation embodying, representing or otherwise describing any of the foregoing, owned or held by the Seller (collectively, the “Intangible Property Rights”), all of which are set forth on Schedule 2.1.1(d);

(e)     Patents, Copyrights, Trademarks, etc. All intellectual property owned by Seller, including without limitation, patents, copyrights, trade names, trademarks, service marks, styles, logos, policy manuals and trade secrets which are useful and necessary in operating the Business, including, without limitation, those set forth on Schedule 2.1.1 (e) hereto, and all applications therefor, and all documentation embodying, representing or otherwise describing any of the foregoing (specifically including all rights in the trade names “AlvaEDU.” and all derivations thereof);

6

(f)      Customer Lists and Marketing Data. All rights in and to the customer lists, promotion lists, marketing data and other compilations of names and data developed in connection with the Business, all of which are set forth on Schedule 2.1.1(f), and which shall be updated and delivered by or on behalf of the Seller to the Buyer at or prior to the Closing;

(g)     Computer Software. All of the Seller’s rights in and to the computer software programs and systems used in connection with the Business, and including all software licensed to the Seller (but only to the extent assignable) used in connection with the Business, in each case to the extent that the Seller possesses and has a right to possess and transfer the same; provided that if Seller does not have the right to assign or transfer the software license to Buyer, the Seller agrees to use reasonable efforts to obtain the consent (if possible) of such licensors to assign such software products to the Buyer;

(h)    Books and Records. All customer, vendor and operating schedules, lists, files (including invoices, purchase orders, customer records, supplier information, and product records), books, publications, financial records, and other operating records and data of the Seller used or maintained in connection with the Business.

(i)      Accounts Receivable. All accounts receivable (which term shall mean and include all accounts, accounts receivable and all other rights of Seller to payment and/or performance of any nature, including rights subject to any conditions or contingencies) of Seller of whatever kind and nature, and wherever located (collectively, the “Accounts Receivable”), including but not limited to those which are identified in Schedule 2.1.1(i) attached hereto and which shall be updated at or immediately prior to the Closing Date.

(j)      Assumed Leaseholds. The real property leases for the Boca Raton, Florida facility and the Cincinnati, Ohio facility as described in Schedule 2.1.1 (j) (“Assumed Leases”), including without limitation, the buildings, facilities and leasehold improvements located on the real property that is subject to an Assumed Lease, and including all prepaid rent and security or other deposits, and all related credits, will be reviewed by the Purchaser and a decision by the Purchaser will be made as to whether to continue on with these leases at the Closing Date;

(k)    Insurance and Other Assets. All insurance policies relating to the Purchased Assets that Buyer wishes to acquire, as listed on Schedule 2.1.1 (k), and all deposits and prepaid expenses relating to Tangible Assets or other Purchased Assets, including cash deposits with equipment lessor, and, to the extent transferable, all deposits posted with vendors or suppliers, and all cash and equivalents held by Sellers or on deposit with financial institutions as of the Closing, and the Seller’s local depository bank accounts used for the deposit of cash generated by the Business, and all goodwill and general intangibles associated with the Business.

(l)     License to Courseflo. A royalty-free license to the Courseflo software code base and associated intellectual property through March 1, 2016.

7

2.1.2 Excluded Assets. The Buyer is not purchasing from the Seller, and the Seller is not transferring or assigning to the Buyer, the following assets and rights of the Seller (collectively, “Excluded Assets”): (i) any and all employee benefit plans or programs as set forth as a Seller Plan under Section 3.15 hereto; and (ii) any negative account balances in any bank accounts.

2.1.3 Assumed Obligations. The Buyer shall assume no liabilities, obligations or claims of any kind arising from the Business or the Purchased Assets except as specifically set forth herein. The Buyer agrees to assume and perform, and to pay and discharge in accordance with their terms, only the following: (i) Trade accounts payable in the ordinary course of Business as of the Closing Date, but only to the extent such trade payables (x) are listed by payee and amount in the schedules attached to this Agreement, or (y) arose solely in the Ordinary Course of business after the date as of which such schedules were prepared and (z) do not in the aggregate exceed the amount of the Accounts Receivable of such respective Seller being assigned to and assumed by Buyer as of the Closing Date, (ii) Notes Payable as listed on Schedule 2.1.3, (iii) the obligations of the Seller arising after the Closing Date under certain equipment leases, service contracts, and other contracts specifically set forth on Schedule 2.1.1(c) (the “Assumed Contracts”), and (iv) the Assumed Leases. The foregoing Assumed Obligations and obligations of Seller are sometimes collectively called the “Assumed Obligations”.

2.1.4 Obligations to Be Paid or Discharged at Closing. At Closing, the Buyer (or its nominees) agrees to pay or otherwise discharge the obligations set forth on Schedule 2.1.4. The foregoing obligations to pay or discharge matters shall be known as the “Closing Discharge Obligations”. The Closing Discharge Obligations may be paid by use of proceeds deriving from the Purchase Amount.

2.1.5 Further Assurances on the Assumed Obligations and Closing Discharge Obligations. The Seller represents and warrants that the Assumed Obligations and the Contracts from which they arise will be valid and binding upon the parties thereto and will not be subject to any breach by any party as of the Closing. The Seller further represents and warrants that the Assumed Obligations plus the Closing Discharge Obligations but excluding the Notes Payable listed on Schedule 2.1.3 shall not exceed $50,000.

2.1.6 Liabilities Not Assumed. Except for the Assumed Contracts, the Assumed Obligations and the Closing Discharge Obligations set forth in Sections 2.1.3 and 2.1.4, (i) the Seller agrees that the Buyer will not assume or perform or pay any obligations, liabilities, debts, accounts payable or contracts of the Seller whatsoever (including without limitation any Tax imposed on the Seller prior to the Closing or incurred by the Seller because of the sale of the Business, any liabilities, costs or expenses of the Seller incurred in connection with negotiating or carrying out the terms of this Agreement, any liabilities of the Seller incurred post-closing, any liabilities of the Seller in connection with any litigation described on Schedule 3.10[a]); and (ii) the Seller agrees to indemnify and hold the Buyer harmless from and against any and all obligations, liabilities, accounts payable or debts of the Seller resulting from any and all transactions, occurrences, conditions, events, or omissions which occurred on or before or were in existence as of the Closing, or which otherwise arose in connection with the Purchased Assets or the Business, or any other business of the Seller, on or before the Closing, whether known or unknown, direct or contingent and regardless of when asserted.

8

2.2      Tangible Assets. The Tangible Assets of the Seller, including, but not limited to, all vehicles, containers, equipment, tools and machinery, (a) presently are in good condition and repair, consistent with their respective ages and useable in the ordinary course of the Business being purchased by the Buyer; and (b) at Closing, will not have been subject to any material change, damage, destruction, or other casualty Loss. As of the Closing, the Tangible Assets will require no material capital improvements in order to continue the Business in substantially the manner as the Business has heretofore been conducted by Seller.

2.3     Accounts Receivable. All Accounts Receivable of the Seller reflected in the Last Financial Report and all Accounts Receivable of the Seller that have arisen since the Last Financial Report Date (except such Accounts Receivable as have been collected since such dates) are valid and enforceable claims, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, laws, regulations, agreements and specifications. Such Accounts Receivable of the Seller are subject to no valid defense, offset or counterclaim and are fully collectible. Schedule 2.1.1(i) contains a true and complete aging of the Seller’s Accounts Receivable as of February 10, 2015.

2.5     Intellectual Property. Schedule 2.1.1(e) is a true and correct list (including, where applicable, the country of registration) of all intellectual property rights, including patents, copyrights, trademarks, service marks, trade names, logos, product designs, and all applications therefor, and computer software owned by the Seller for use in the Business or in which Seller has rights or licenses to use which are material to the Business. Except as set forth on Schedule 2.1.1(e), to the Knowledge of the Seller, it has not infringed, and is not now infringing, any patent, trade name, trademark, service mark, copyright, trade secret, technology, know-how or process belonging to any other person, firm or corporation. The Seller has not received any notice of a claim of any such infringement, other than listed on Schedule 2.1.1(e).

2.6      Title to and Adequacy of Purchased Assets. Except for the Permitted Encumbrances and the Notes as disclosed on Schedule 2.1.3 hereto, the Seller has, and will transfer to the Buyer at the Closing, good and marketable title to the Purchased Assets, free and clear of restrictions or conditions on transfer or assignment, and free and clear of all mortgages, liens, security interests, encumbrances, pledges, leases, equities, claims, charges, conditions, and conditional sale contracts other than Permitted Encumbrances and Assumed Obligations. All of the Purchased Assets are in the exclusive possession and control of Seller and, subject to Seller’s obligations under the Notes set forth on Schedule 2.1.3, Seller has the unencumbered right to use such assets without interference from others. The Purchased Assets constitute substantially all of the assets, properties, rights, privileges and interests necessary for the operation of the Business after the Closing in substantially the same manner as the Business has heretofore been conducted by Seller.

2.7     Contracts. Except for the Contracts listed in Schedule 2.1.1(b), and its sub-schedules, the Seller is not a party to any material Contract:

a.    for the purchase of equipment, materials and supplies and the sale of services, other than in the ordinary course of the Business consistent with past practices;

b.   the performance of which is expected to involve consideration in excess of $10,000 per annum or total future payments in excess of $5,000, other than those terminable without payment or penalty upon no more than thirty (30) days notice;

9

b.   which materially restricts or contains material limitations on the ability of Seller to freely conduct business in North America;

c.    for any employment or collective bargaining other than employment agreements with employees terminable at will or with such notice as may be required by law;

d.    for the sale of any assets used in the Seller’s Business or the grant of any rights to purchase any such assets, other than Contracts for sales or other dispositions of assets which are permitted by the provisions of this Agreement;

e.    that is otherwise material to the Seller’s Business and is terminable by the other party thereto upon the occurrence of the transaction contemplated by this Agreement; or

f.    providing for or relating to the disposal of materials required in the ordinary course of Seller’s Business.

The Seller has made available to the Buyer a correct and complete copy of each Contract on Schedule 2.1.1(b), and its sub-schedules, together with any and all amendments or modifications thereto. Each such Contract assumed by the Buyer is valid, binding, enforceable, and in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Neither the Seller nor, to the Knowledge of the Seller, any third party is in breach or default in any material respect under any such Contract assumed by the Buyer. No event has occurred which, with notice or lapse of time, or both, would constitute a material breach or default, or permit termination, modification, or acceleration, under such Contract assumed by the Buyer.

2.8     Litigation. There are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the Knowledge of the Seller, threatened against the Seller, generally, or against Seller, in particular, at law, in equity or otherwise, in, before, or by, any court or Governmental Entity or authority which relate to the Seller’s Business or the Purchased Assets. Neither the Seller nor its assets or properties (specifically including, but not limited to, the Purchased Assets) are subject to any order, writ, judgment, injunction, decree or award.

At Closing, there will be no litigation, arbitration, proceeding or order in existence or threatened which will in any way prohibit or affect transfer to the Buyer of good and marketable title to the Purchased Assets and the Seller’s Business, free and clear from all liens, encumbrances, claims, and agreements whatsoever, other than Permitted Encumbrances and the encumbrances from the Notes listed on Schedule 2.1.3 which the Buyer expressly agrees to assume.

2.9 Labor Matters. The Seller is not a party to any collective bargaining agreement respecting its Seller employees, nor is there pending, or to the Knowledge of the Seller threatened, any strike, walkout or other work stoppage, or any union organizing effort by or respecting the Seller employees of the Seller. The Seller does not have written employment agreements with any of its employees employed in the Businesses.

The Seller will not take or omit to take any action which would hinder the Buyer in making appropriate arrangements with managers, supervisors or other employees of the Seller’s Business for their continued work as an employee of the Buyer after the Closing.

10

2.10 Employee Benefits.

(a) Schedule 2.10 sets forth a list of each employee benefit, stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement which in the past three years has been maintained, sponsored or contributed to by the Seller (collectively, the “Seller Plans”). The Seller acknowledges that the Buyer is not assuming any obligation under any Seller Plan. The Buyer acknowledges that the Seller intends to terminate each Seller Plan prior to the Closing. None of the Purchased Assets are subject to any lien in favor of or enforceable by the Pension Benefit Guaranty Corporation or any similar lien under state or federal law governing employment benefits. All Seller Plans shall further be considered Excluded Assets for purposes of this Agreement, and the Seller shall defend, indemnify and hold the Buyer harmless from any losses, liabilities or obligations arising in connection with any Seller Plan.

(b) The Seller will make available to the Buyer a summary plan description of each Seller Plan within ten (10) days after the date of this Agreement.

(c) All Seller Plans have been maintained and are in compliance in all material respects with all Laws, including the Internal Revenue Code and ERISA.

2.11 Insurance. The Seller maintains in full force and effect such insurance policies and self-insurance programs concerning Seller, the Seller’s Business, and the Purchased Assets which are materially consistent in amounts and against risks consistent with industry practice for businesses like the Business conducted by Seller. Schedule 2.1.1(k) lists all insurance policies and the respective amounts of such policies carried by the Seller with respect to the Seller’s Businesses and the Purchased Assets.

2.12 Government Regulations. Seller is not subject to any regulation by government agency that would limit or restrict the Seller Business as presently conducted.

2.13 Disclosure. No representation or warranty of the Seller contained in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein, taken as a whole and in light of the circumstances under which they were made, not misleading.

2.14 Computer Software and Systems. Schedule 2.1.1(a) contains a complete list of all of the software and systems and computers used in the operations of the Seller Business (the “Systems”). All Systems are included among the Purchased Assets, except any identified among the Excluded Assets, and Seller has good right and lawful authority to convey and assign to Buyer (or its nominees) all such Systems, including without limitation, all licenses with respect thereto.

2.15 Undisclosed Liabilities. Except (i) to the extent set forth or provided for in the Last Financial Report or the notes thereto, or (ii) for non-material current liabilities incurred since the Last Financial Report Date in the Ordinary Course and disclosed by Seller to Buyer prior to Closing, as of the date hereof and as of the Closing the Seller has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

11

2.16 Business Relations. The Seller has no Knowledge that (i) any customer will refuse to do business with the Buyer after the consummation of the transaction contemplated hereby on substantially the same terms and at substantially the same levels (considered on an annualized basis) as previously conducted with Seller; or (ii) any customer or client of the Business has requested or intends to request any decrease in the cost of goods or services provided by the Business; or (iii) any vendor of goods or services to the Business expects or intends to increase the cost of goods or services provided by such vendor to the Business or decrease the quantity of goods or services allocated to the Business; or (iv) any distribution agreement or sales representative agreement to which Seller is a party or bound is exclusive. However, the Seller does not represent, warrant or guarantee that any customer or supplier of Seller will continue to do business with the Buyer on the same terms and conditions as with the Seller.

2.17 Liabilities of the Seller. Other than the obligations of Seller specifically assumed in writing by the Buyer in this Agreement, the Seller will indemnify and hold the Buyer harmless of and from any and all accounts payable, obligations, liabilities, or debts of Seller or the Seller resulting from any and all transactions, occurrences, conditions, events, or omissions which occurred on or before or were in existence as of the Closing.

2.18 Operations Pending Closing. The Seller agrees to conduct the Seller Business in the usual and normal course and will use best efforts in the ordinary course of business to keep the existing management team in place from the date of this Agreement until the Closing; and, in furtherance thereof, the Seller shall use its reasonable best efforts to preserve its relationships with customers, suppliers, distributors, and others having business dealings with Seller to the end that the goodwill and ongoing Seller’s Business shall not be impaired in any material respect at or after the Closing, and the Seller will not knowingly take any action or omit to take any action which, between the date of this Agreement and the Closing, will have a Material Adverse Effect on the Seller’s Business. The Seller represents and warrants that from the date hereof through the Closing Date, Seller shall specifically adhere to the covenants contained in Article VI hereof.

2.19 Due Diligence. The Seller shall permit the Buyer and its representatives to have reasonable access during regular business hours, upon notice to the Seller, to the Facilities and to the management employees of Seller, and shall permit the Buyer and its representatives reasonable opportunity to inspect and review the Purchased Assets, including the operating and financial books and records of Seller, Contracts of Seller, and any other information concerning the Seller Business necessary or appropriate to the Buyer to confirm the correctness of the schedules hereto and of Seller’s representations, warranties, and agreements set forth in this Agreement, and that all conditions to the Closing of this transaction have been satisfied.

2.20 Consents. The Seller shall use its reasonable best efforts to obtain all consents, and to take all action and to do all things necessary on its part to allow the transaction contemplated by this Agreement to Close, and to fulfill all conditions precedent to the Buyer’s obligation to Close.

12

3.0 THE COMPANY’S REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION AND CONDITIONS TO CLOSING.

3.1 The Company represents and warrants to, and covenants and agrees with the Purchaser as follows:

a. Without limiting the Company's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Company is selling the Purchased Assets for Securities for its own account for investment only and not with a view towards the public sale or distribution thereof.

b. The Company is (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Purchaser or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

c. The Company understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

d. The Company and their advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the Securities which have been requested by the Company. The Company and their advisors, if any, have been afforded the opportunity to ask questions of the Purchaser and its management and have received complete and satisfactory answers to any such inquiries.

e. The Company understands that its investment in the Securities involves a high degree of risk.

f. The Company hereby represents that, in connection with its purchase of the Securities, it has not relied on any statement or representation by the Purchaser or any of its officers, directors and employees or any of their respective attorneys or agents, except as specifically set forth herein.

g. The Company understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

13

h. This Agreement to which the Company is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Company and is a valid and binding agreement of the Company enforceable in accordance with its respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

i. Except for the business brokerage fee payable by the Purchaser at the Closing Date to Empire Global Financial Services, LLC or its assigns (“Empire”), the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by the Company relating to this Agreement or the transactions contemplated hereby. The Purchaser hereby agrees to pay to Empire $25,000 in a timely manner after the Closing Date and 2,000,000 restricted common shares or Warrants to purchase such 2,000,000 common shares at a total cost of $1,000 (available for exercise for 5 years from the Closing Date), at the sole option of Empire.

j. No Undisclosed Liabilities or Events. To the best of the Company’s knowledge, the Company has no liabilities or obligations other than those disclosed in the documents provided to the Purchaser or those incurred in the ordinary course of the Company's business since the last tax return, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the articles of organization or certificate of formation or other charter document or Operating Agreement of the Company, each as currently in effect, or (y) materially or substantially change the business, assets or capital of the Company, including its interests in Subsidiaries.

k. Confirmation. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Purchaser. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date or the release of the Purchase Amount to the Company which would make any of the Company’s representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Purchaser (directly or through its counsel, if any) in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

l. Authorization; Enforcement. The Company has the requisite Company power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.

14

m. Financial Statements. The financial statements of the Company (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

n. Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

o. Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

p. Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

q. Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title and free of any environmental impairment in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

r. Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

15

s. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

t. Transactions with Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including option agreements under any option plan of the Company.

u. Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

v. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers. By making this representation the Company does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its lawyers.

x. Subsidiaries. Except as set forth on the Disclosure Annex, the Company does not own or control, directly or indirectly, any interest in any other company or subsidiary and none of them is a participant in any joint venture, partnership or similar arrangement

y. Disclosure. No representation or warranty of the Company contained in this Agreement, any certificate or document furnished or to be furnished to the Purchaser at the Closing or the Financial Statements contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained herein or therein not misleading in light of the circumstances under which they were made.

16

A breach of any of the representations and warranties in this section, shall be deemed a material breach of this Agreement and shall constitute an Event of Default and the Purchaser shall be entitled to exercise all remedies available to it under this Agreement.

aa. SEC Reporting Requirements. The Company must provide to the Purchaser full information to satisfy the reporting requirements of the SEC prior to the Closing Date. Such information which may include audited financials, and full disclosure as required by a “Super 8K filing”. If audited financial statements are required then Purchaser can select and must pay for the Accountant.

ab. Delivery by the Company of certified copies of its Articles of Organizations or Certificate of Formation and Operating Agreement together with a Certificate of Good Standing.

ac. Delivery by the Company of historical financial statements of the Company since its creation.

ad. Delivery by the Company of up-to-date financial statements through the last calendar year and internal financial statements from the year end prior to the Closing Date.

ae. The Company’s assets have encumbrances from the Notes listed on Schedule 2.1.3. All Notes will be amended as follows:

(i)	the maturity dates of the Notes will be extended to March 1, 2016

(ii)	the Notes will be secured only by the Courseflo software code base and associated intellectual property including patent applications, and trademarks (collectively, the “Courseflo IP”)

(iii)	the Note holders will have the continuing right to attempt to sell the Courseflo IP to other third parties so long as the Notes remain outstanding

(iv)	if the Note holders receive a bona fide offer to purchase the Courseflo IP, then Buyer shall have a right of first refusal to match such offer within thirty (30 days), and pay such proposed offer amount to the Note holders whereupon the Note holders shall release their lien on the Courseflo IP.

af. Termination of all employment agreements and resignations of all directors, and termination of any other agreements all subject to being renegotiated and renewed by the Purchaser at their sole discretion.

ag. Bulk Transfer Laws. The Seller and the Buyer waive compliance with all applicable provisions, if any, of the bulk sales or bulk transfer statutes of all applicable jurisdictions. The Seller shall indemnify and hold harmless the Buyer against any and all liabilities that may be asserted by third parties against the Buyer as a result of non-compliance with any such bulk transfer law.

17

ah. Support Services Following Closing. In order to provide for an orderly transition of the ownership of the Business from the Seller to the Buyer, and to provide for the uninterrupted and continuing operation of the Business beginning on and continuing after the Closing, the Seller agrees to provide the following services (the “Support Services”) to the Buyer after the Closing in the same manner as presently enjoyed by the Seller:

a. Telecommunication services to insure uninterrupted phone service;

b. Assistance with proper Customer invoicing;

c. Accounts receivable collection; and

d. other such services reasonably requested by Buyer

The Seller agrees to provide the Support Services to the Buyer for up to a maximum of three (3) months following the Closing.

ai. Covenant Not to Compete. At the time of Closing, the Seller covenants and agrees to execute, and to cause Timothy Loudermilk to execute, a Non-compete Agreement substantially similar to the form attached hereto as Exhibit A.

The Seller acknowledges that its obligations under the Non-compete Agreement are reasonable with respect to the period of time covered, the scope of the business activities in question, and the geographic area to which the Seller’s obligations apply, and are reasonably necessary to protect the legitimate business interests purchased by the Buyer from the Seller.

Each provision of the aforesaid restrictive covenants within the Non-compete Agreement constitute separate and distinct provisions thereof and are severable, and accordingly, if any such provision shall for any reason be adjudicated to be invalid, ineffective or unenforceable, the remaining provisions shall remain in full force and effect and not be affected thereby. In the event of a breach or threatened breach of any of the aforesaid restrictive covenants, the parties acknowledge that irreparable harm would result and that there is no adequate remedy of law to redress such breach or threatened breach, and as a consequence, the party not in breach is entitled to injunctive and other equitable relief against the breaching party in addition to, and not limitation of, its claim for damages. In addition, any party who breaches any of its aforesaid obligations shall be responsible to pay all costs, fees and expenses, including reasonable attorney fees of the prevailing party in connection with the enforcement of the obligations in this Section.

aj. Expenses. The Seller and the Purchaser will each bear their respective legal, accounting, investment banking, broker, due diligence, environmental, and other costs and expenses incurred in connection with the transaction contemplated by this Agreement, whether or not the Closing occurs.

ak. Delivery of Purchased Assets. Delivery of the Purchased Assets shall be made by the Seller to the Buyer at the Closing by delivering such bills of sale, assignments, deeds and other instruments of conveyance and transfer as shall be effective to vest in the Buyer title to or other interest in, and possession of, and the right to full custody and control of, the Purchased Assets, free and clear of all liens, charges, encumbrances and security interests whatsoever, other than the Permitted Encumbrances and the Notes listed on Schedule 2.1.3.

18

al. Disposition of Assets. The Seller shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any lien upon any of its properties or assets, tangible or intangible, or any interest therein, except for sales in the ordinary course.

am. Compensation. The Seller shall not (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any legal requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Seller.

an. Modification or Breach of Agreement; New Agreements. The Seller shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for non-performance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. The Seller shall refrain from becoming a party to any contract or commitment other than in the ordinary course. The Seller shall meet all of its contractual obligations in accordance with their respective terms.

ao. Capital Expenditures. Except for capital expenditures or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed Five Thousand Dollars ($5,000.00) in the aggregate), following the signing of this Agreement the Seller shall not purchase or enter into any contract to purchase any capital assets.

ap. Certificate of Good Standing and Existence. The Seller shall have delivered to the Buyer a certificate of good standing and existence from its jurisdiction of incorporation, and a certificate of authority to transact business from any jurisdiction outside its state of incorporation dated within thirty (30) days prior the Closing.

aq. UCC Termination Statements and Other Releases. The Buyer shall have received, in form and substance reasonably satisfactory to the Buyer, UCC Termination Statements and forms of such other release documents with respect to all Encumbrances on the Purchased Assets which are required by this Agreement to be released upon the Closing, by the filing or recording of documents with applicable Governmental Entities immediately following the Closing or otherwise, and evidence, in form and substance reasonably satisfactory to the Buyer, that the Purchased Assets have been (and upon the Closing will be) discharged from all Encumbrances, liens, claims and agreements whatsoever other than Permitted Encumbrances.

19

4.0 PURCHASER REPRESENTATIONS AND WARRANTIES, ETC. The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date that:

a. Rights of Others Affecting the Transactions. There are no preemptive rights of any member or security holder of the Purchaser, as such, to acquire the common shares that may be issued to the Company or its designees in connection with this Agreement and/or any agreements between the parties hereto. No party other than a Purchaser has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by this Agreement.

b. Status. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Purchaser is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

c. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Purchaser is required to be obtained by the Purchaser for the issuance and sale of the common shares to the Company as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

d. Full Disclosure. To the best of the Purchaser’s knowledge, there is no fact known to the Purchaser (other than general economic conditions known to the public generally that has not been disclosed in writing to the Purchaser that would reasonably be expected to have or result in a Material Adverse Effect.

e. Valid and Binding Agreement. This Agreement to which the Purchaser is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable in accordance with its respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

f. Authorization; Enforcement. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder.

A breach of any of the representations and warranties in this section, shall be deemed a material breach of this Agreement and shall constitute an Event of Default and the Seller shall be entitled to exercise all remedies available to it under this Agreement.

20

5.0 CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

5.1. Transfer Restrictions. The Company acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Provisions or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act (“Rule 144”) may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Provisions) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

5.2. Restrictive Legend. The Company acknowledges and agrees that, until such time as the relevant common shares have been registered under the 1933 Act, and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement or any registration right exemptions such under Rule 144, the common shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.3. Filings. The Purchaser undertakes and agrees to make all necessary filings in connection with the sale of the Securities under any United States laws and regulations applicable to the Purchaser, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Purchaser promptly after such filing.

5.3.1 Ability to Bear Economic Risk. The Company and the other Persons identified in Schedule 5.3.3 constitute 100% of the stockholders of the Company (the “Shareholders”). Each of the Shareholders is an “accredited” investor, no representation in regard to accredited investor status is made in this Agreement, and is, rather, made in separate Subscription Agreements to be executed and delivered by them as a condition to their receipt of Restricted Securities. The Shareholders each are signing counterparts of this Agreement and/or separate investor questionnaires and investment letters, in order to represent, as each does, that he or she, respectively, (A) is able to bear the economic risk of his or her investment in the Restricted Securities, (B) is able to hold the Restricted Securities for an indefinite period of time, (C) can afford a complete loss of his or her investment in the Restricted Securities and (D) has adequate means of providing for his or her current needs and possible personal contingencies and has no need for liquidity in this investment.

21

5.3.2 No Public Solicitation. Seller represents that at no time was the Seller or the Shareholders presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Transfer.

5.3.3 Distribution of Restricted Securities to Shareholders. The parties acknowledge that following the consummation of the transactions contemplated by this Agreement, Seller shall distribute the Restricted Securities to the Shareholders of the Company, as set forth in Schedule 5.3.3 attached hereto and made a part hereof. In addition to the other terms and conditions of this Agreement pertaining to the transfer of the Restricted Securities, Seller will make no distribution of the Restricted Securities unless: (a) such distribution is exempt from registration under the Securities Act and all applicable state laws and regulations; and (b) the Shareholders execute the acknowledgement and acceptance of the provision of this Section 5.3.3 contained on the signature page hereto in favor of Buyer and agreeing to be bound by the representations and warranties set forth in this Section 5.3.3 with respect to any Restricted Securities received by the Shareholders.

6.0 CLOSING DATE.

6.1. The Closing Date shall occur on the date which is the first business day after each of the conditions contemplated by this Agreement hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

6.2. The closing of the Transactions shall occur on the Closing Date at the offices of the Purchaser and shall take place no later than 3:00 P.M., Florida time, on such day or such other time as is mutually agreed upon by the Company and the Purchaser.

7.0 CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The Purchaser understands that the Company's obligation to sell pursuant to this Agreement on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement by the Purchaser;

b. The execution and delivery of a Management Agreement between Purchaser and Timothy Loudermilk on mutually agreeable terms.

c. Approval of the majority of the shareholders of AlvaEDU, Inc.

22

d. Delivery by the Purchaser to the Company of payment in full of an amount equal to the Purchase Amount in accordance with this Agreement;

e. The approval of the holders of the Notes Payable set forth on the attached Schedule 2.1.3 to amend the Notes Payable as contemplated herein and the assumption by the Purchaser of the obligation to pay such Notes Payable, as amended.

f. The accuracy on such Closing Date of the representations and warranties of the Purchaser contained in this Agreement, each as if made on such date, and the performance by the Purchaser on or before such date of all covenants and agreements of the Purchaser required to be performed on or before such date; and

g. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

8.0 CONDITIONS TO THE PURCHASER'S OBLIGATION TO PURCHASE.

The Company understands that the Purchaser's obligation to purchase the Purchased Assets on the Closing Date is conditioned upon:

a. The execution and delivery of this Agreement and completion of the other covenants as set out herein.

b. Delivery by the Purchaser to the Company and the Business Broker of the common shares of the Purchaser.

c. Covenants of the Seller. During the period from the date hereof through the Closing Date, the Seller agrees to:

(a) comply promptly with all requirements that applicable law may impose upon it with respect to the transactions contemplated by the Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any requirements imposed upon Buyer or upon any of its affiliates in connection therewith or herewith;

(b) use its reasonable best efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Seller in connection with the transactions contemplated by this Agreement;

(c) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Article VII of this Agreement;

(d) promptly advise Buyer orally and, within three (3) business days thereafter, in writing of any change in Seller’s business or condition that has had or may have a Material Adverse Effect; and

23

(e) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement at any time at or prior to the Closing in respect of any original untrue or misleading statement.

9.0 INDEMNIFICATION AND REIMBURSEMENT.

a. (i) The Company agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, and agents, and each Purchaser Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, “Damages”), joint or several, and any action in respect thereof to which the Purchaser, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Purchaser Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Company, contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Purchaser's failure to perform any covenant or agreement contained in this Agreement or the Purchaser's or its officer’s, director’s, employee’s, agent’s or Purchaser Control Person’s gross negligence, recklessness or bad faith in performing its obligations under this Agreement.

(ii) The Company hereby agrees that, if the Purchaser, other than by reason of its gross negligence, illegal or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any Member of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or if the Purchaser is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Purchaser from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Purchaser, directly or indirectly, and reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Purchaser Control Persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser, any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliate, partner, director, agent, employee or Purchaser Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement, except as may be expressly and specifically provided in or contemplated by this Agreement.

24

b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

(i) In the event any claim or demand in respect of which any Person claiming indemnification under any provision of this Section (an “Indemnified Party”) might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a “Third Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the “Indemnifying Party”), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending fifteen (15) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

(aa) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

25

(bb) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

26

(cc) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(ii) In the event any Indemnified Party should have a claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

27

10.0 SURVIVAL AND INDEMNIFICATION

10.1 Limited Survival of Representations, Warranties, Covenants and Agreements.

The representations and warranties included or provided for in this Agreement shall survive the Closing until the expiration of two (2) years after the Closing; provided however, that the representations and warranties dealing with Taxes of the Seller’s Business arising prior to the Closing shall survive the Closing and shall remain in full force and effect until the expiration of the applicable statute of limitations governing such claims. The covenants and other agreements contained in this Agreement to be performed on or after Closing shall survive the Closing until the date or dates specified therein or the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later.

11.0. TERMINATION, AMENDMENT AND WAIVER

11.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing, notwithstanding any requisite adoption and approval of this Agreement, as follows:

(a) by mutual written consent of the Seller and the Buyer;

(b) by either the Seller or the Buyer, if the Closing shall not have occurred on or before May 15, 2015; provided, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill an obligation under this Agreement has been the cause of or resulted in the failure of the transactions contemplated hereby to occur on or before such date;

(c) by either the Seller or the Buyer, if any governmental order, writ, injunction or decree preventing the consummation of the transactions contemplated hereby shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

(d) by the Buyer, upon a material breach of any representation, warranty, covenant or agreement on the part of the Seller set forth in this Agreement, or if any material representation or warranty of the Seller shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.1 would not be satisfied (a “Terminating Seller Breach”); provided, however, that if such Terminating Seller Breach is curable by the Seller through the exercise of reasonable efforts within 10 days and for so long as the Seller continues to exercise such reasonable efforts during such period, the Buyer may not terminate this Agreement under this Section 11.1(d); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 11.1(b);

(e) by the Seller, upon a material breach of any representation, warranty, covenant or agreement on the part of the Buyer set forth in this Agreement, or if any material representation or warranty of the Buyer shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 7.2 would not be satisfied (a “Terminating Buyer Breach”); provided, however, that if such Terminating Buyer Breach is curable by the Buyer through the exercise of its reasonable efforts within 10 days and for so long as the Buyer continues to exercise such reasonable efforts during such period, the Seller may not terminate this Agreement under this Section 11.1(e); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in Section 11.1(b);

(f) by the Buyer, in the event that Buyer for any reason during the Due Diligence Audit, deems it appropriate to terminate this Agreement or pursuant to the provisions of Section 2.2(e); and

(g) by Buyer at any time after the date on which the Seller shall no longer be in 28 operation as an on-going business or if Seller files a petition in bankruptcy or if an involuntary petition is filed against Seller.

28

11.2 Effect Of Termination. In the event of termination of this Agreement pursuant to Section 11.1, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement; provided further, that the provisions of this Section 11.2 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding any conflicting or inconsistent provisions in this Agreement, (a) the Buyer’s maximum exposure and potential liability hereunder for breach of any kind, or any other event, prior to Closing, and (b) Buyer shall retain its rights to seek specific performance of this Agreement notwithstanding any breach by Seller, and the Seller acknowledges and agrees that the Purchased Assets are unique, that the Buyer’s remedies at law are inadequate, and that this Agreement may therefore be specifically enforced by Buyer.

11.3 Waiver. At any time prior to the Closing, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

12. MISCELLANEOUS

12.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Seller and the Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12. JURY TRIAL WAIVER. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement.

29

13. GOVERNING LAW: MISCELLANEOUS.

a. (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Broward or the state courts of the State of Florida sitting in the County of Broward in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Purchaser for any reasonable legal fees and disbursements incurred by the Purchaser in enforcement of or protection of any of its rights under this Agreement. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(ii) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(iii) Both Parties to this agreement hereby agree not to contest venue and not to request a jury trial. In the event of any litigation relating to, arising out of, or concerning this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto; provided, however, that this Agreement may not be assigned by the Company without the prior written consent of the Purchaser and that this Agreement may be assigned by the Purchaser at any time.

d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

e. A facsimile transmission or other electronic mail (including email) of this signed Agreement shall be legal and binding on all parties hereto, providing an email confirmation or facsimile confirmation or other of written confirmation of receipt is received by the sending party.

f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement hereof.

j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

30

14. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

(b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Mr. Timothy D. Loudermilk

AlvaEDU, Inc.

327 Plaza Real, Suite 235

Boca Raton, FL 33432

Purchaser:

Mr. Thomas A. Guerriero

Oxford City Football Club, Inc.

With a copy to:

15. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company’s and the Purchaser’s representations and warranties herein shall survive the execution and delivery of this Agreement and the payment of the Purchase Amount, and shall inure to the benefit of the Purchaser and the Company and their respective successors and assigns.

16. CONSTRUCTION AND EFFECT Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law; however, if any such provision shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

31

The Parties agree that no presumption of construction of this document shall be made against the Company or the Consultant, both Parties having had the benefit of legal counsel.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

32

IN WITNESS WHEREOF, this Agreement has been duly executed by the Purchaser and the Company as of the date set first above written.

ALVAEDU, INC.

By:	/s/ Timothy Loudermilk
Name:
Title:

OXFORD CITY FOOTBALL CLUB, INC.

By:	/s/ Thomas Guerriero
	Name:	Thomas Guerriero
	Title:	CEO & President

SCHEDULES

33